Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Summit Global Logistics, Inc.

We hereby consent to the use, in Amendment Number 1 to the Registration Statement Number 333-139980 on Form S-1, of our Report dated March 21, 2006 (except for Footnote 5 which is dated as of April 7, 2006 and Footnote 13 which is dated as of September 20, 2006), relating to the financial statements of FMI Holdco I LLC and Subsidiary as of December 31, 2005 and 2004.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BDO Seidman, LLP

Woodbridge, New Jersey
June 20, 2007